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                                                                     EXHIBIT 5.1

                           JONES, DAY, REAVIS & POGUE
                                 77 WEST WACKER
                          CHICAGO, ILLINOIS 60601-1692
                            TELEPHONE:  312-782-3939
                            FACSIMILE:  312-782-8585



                                  May 2, 1995



The Interlake Corporation
550 Warrenville Road
Lisle, Illinois  60532

                  Re:  $100,000,000   % Senior Notes due 2001
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Ladies and Gentlemen:

          We have examined the Registration Statement on Form S-2, dated May 2, 1995 (the "Registration Statement") of The Interlake Corporation (the "Company"), to which this opinion is an exhibit, for the registration under the Securities Act of 1933, as amended, of $100,000,000 in principal amount of the Company's Senior Notes due 2001 (the "Notes") to be issued pursuant to the Indenture (the "Indenture"), to be executed from the Company to Bank One Trust Company, NA (the "Trustee"). The Notes are to be sold pursuant to that certain Underwriting Agreement (the "Underwriting Agreement") to be executed between or among the Company and the Underwriter or Underwriters named therein (the "Underwriter").

          We have also examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based on the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

          1. The Indenture, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding instrument of the Company.

          2. The Notes have been duly authorized and, when duly executed, authenticated and delivered to the Underwriters, in accordance with the terms of the Indenture, and paid for by the Underwriters, in accordance with the terms of the Underwriting
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Agreement, will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture, except as enforcement of the provisions of the Indenture is subject to the effect of (i) general principles of equity, including the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (iii) laws relating to fraudulent transfers, fraudulent obligations or preferential transfer, or any laws governing the distribution of assets of the Company.

          The foregoing opinions are subject to the satisfaction of the following conditions:

     (a) the due adoption by the Board of Directors of the Company, or an appropriate committee of such Board, of appropriate resolutions authorizing the execution and delivery of the Indenture and the Underwriting Agreement and the execution, authentication, issuance and sale of the Notes;

     (b) the due execution and delivery of the Indenture by the parties thereto, in substantially the form of the Indenture filed as Exhibit
          4.1 to the Registration Statement and the form of the Indenture approved by the authorizing resolutions of the Board of Directors or the appropriate committee of such Board;

     (c) the due execution and delivery of the Notes by the Company, and the authentication thereof by the Trustee in accordance with the terms of the Indenture; and the issuance and sale of the Notes by the Company against receipt by it of the agreed consideration therefor, in accordance with the terms of the Underwriting Agreement and in accordance with the authorizing resolutions of the Board of Directors or the appropriate committee of such Board; and

     (d) the conformity of the Indenture and the Notes to the authorizing resolutions of the Board of Directors or the appropriate committee of such Board.

          The Registration Statement must become effective under the Securities Act of 1933, as amended, prior to the sale of the Notes.


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          We hereby consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                              Very truly yours,



                              JONES, DAY, REAVIS & POGUE



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